As filed with the Securities and Exchange Commission on September 3, 2003
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                HEICO CORPORATION
             (Exact name of registrant as specified in its charter)

                   FLORIDA                                      65-0341002
       (State or other jurisdiction of                       (I.R.S. Employer
         incorporation or organization)                     Identification No.)

      3000 Taft Street, Hollywood, Florida                       33021
(Address of registrant's Principal Executive Offices)          (Zip Code)

                                HEICO CORPORATION
                             2002 Stock Option Plan
                            (Full Title of the Plan)

                                 Thomas S. Irwin
                            Executive Vice President
                                HEICO Corporation
                                3000 Taft Street
                            Hollywood, Florida 33021
                     (Name and address of agent for service)

                                 (954) 987-4000
          (Telephone number, including area code, of agent for service)

                                   ----------
                        Copies of all communications to:
                             Jonathan L. Awner, Esq.
                               Akerman Senterfitt
                         One S.E. 3rd Avenue, 28th Floor
                            Miami, Florida 33131-1704
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         PROPOSED        PROPOSED
                                                                         MAXIMUM         MAXIMUM
                                                                         OFFERING       AGGREGATE
         TITLE OF EACH CLASS OF                   AMOUNT TO              PRICE PER       OFFERING             AMOUNT OF
       SECURITIES TO BE REGISTERED               BE REGISTERED           SHARE (1)       PRICE (1)       REGISTRATION FEE (2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share,       520,000 shares and        $   11.28     $  5,865,600          $     474.53
and  related  preferred stock purchase      related preferred stock
rights (3)                                      purchase rights
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01          520,000 shares and        $    8.48     $  4,409,600          $         --
per share, and related preferred stock      related preferred stock
purchase rights (3)                             purchase rights
=============================================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and low prices of the stock as reported on the New York Stock Exchange on August 26, 2003.
     (2) The registration fee was calculated on the basis of the higher of the proposed maximum aggregate offering price of the common stock and the proposed maximum aggregate offering price of the Class A common stock. Under the HEICO Corporation 2002 Stock Option Plan, HEICO may only issue options to purchase up to 520,000 shares of stock, which may consist of common stock, Class A common stock or any combination thereof.
     (3) No separate consideration will be received for the preferred stock purchase rights, which initially will trade together with the common stock.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We hereby incorporate by reference into this registration statement the following documents or portions thereof as indicated:

         (a) our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

         (b) our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2003;

         (c) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 2002;

         (d) the description of our common stock contained in our registration statement on Form 8-A dated January 27, 1999;

         (e) the description of our Class A common stock contained in our registration statement on Form 8-A dated January 27, 1999; and

         (f) the description of our preferred stock purchase rights contained in our registration statement on Form 8-A dated January 27, 1999.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided in such statute. Our Articles of Incorporation provide that we may indemnify our executive officers and directors to the fullest extent permitted by law either now or hereafter. We have entered or will enter into an agreement with each of our directors and some of our officers wherein we have agreed or will agree to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

ITEM 7.  EXEMPTION FORM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See "Exhibit Index" on page II-6 below.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on the 3rd day of September, 2003.

                                               HEICO CORPORATION

                                           By: /S/ THOMAS S. IRWIN
                                               -------------------------------
                                               Thomas S. Irwin
                                               Executive Vice President and
                                               Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Laurans A. Mendelson and Thomas S. Irwin his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

           SIGNATURE                                  TITLE                                      DATE
           ---------                                  -----                                      ----
/S/ LAURANS A. MENDELSON               Chairman, President, Chief Executive                September 3, 2003
------------------------------                Officer and Director
      Laurans A. Mendelson                (Principal Executive Officer)

/S/ THOMAS S. IRWIN
------------------------------             Executive Vice President and                    September 3, 2003
     Thomas S. Irwin                         Chief Financial Officer
                                       (Principal Financial and Accounting
                                                    Officer)

/S/ SAMUEL L. HIGGINBOTTOM                           Director                              September 3, 2003
------------------------------
   Samuel L. Higginbottom

/S/  WOLFGANG MAYRHUBER                              Director                              September 3, 2003
------------------------------
     Wolfgang Mayrhuber

/S/  ERIC A. MENDELSON                               Director                              September 3, 2003
------------------------------
     Eric A. Mendelson

/S/  VICTOR H. MENDELSON                             Director                              September 3, 2003
------------------------------
     Victor H. Mendelson

/S/  ALBERT MORRISON, JR.                            Director                              September 3, 2003
------------------------------
     Albert Morrison, Jr.

                                                     Director                              September 3, 2003
------------------------------
   Dr. Alan Schriesheim

                                  EXHIBIT INDEX

  EXHIBIT
   NUMBER      DESCRIPTION
  -------      -----------
      4.1  --  Articles of Incorporation of the registrant are incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-4 (Registration No. 33-57624) Amendment
               No. 1 filed on March 19, 1993.

      4.2 -- Articles of Amendment of the Articles of Incorporation of the registrant, dated April 27, 1993, are incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form 8-B dated April 29, 1993.

      4.3 -- Articles of Amendment of the Articles of Incorporation of the registrant, dated November 3, 1993, are incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the year ended October 31, 1993.

      4.4 -- Articles of Amendment of the Articles of Incorporation of the registrant, dated March 19, 1998, are incorporated by reference to Exhibit 3.4 to the registrant's registration statement on Form S-3 (Registration No. 333-48439) filed on March 23, 1998.

      4.5  --  Bylaws of the registrant are incorporated by reference to
               Exhibit 3.4 to the registrant's Annual Report on Form 10-K for the year ended October 31, 1996.

      4.6 -- The description and terms of preferred stock purchase rights are set forth in a Rights Agreement between HEICO
               Corporation and SunBank, N.A., as Rights Agent, dated as of November 2, 1993, incorporated by reference to Exhibit 1 to the registrant's current report on Form 8-K dated November 2, 1993.

      4.7 -- HEICO Corporation 2002 Stock Option Plan (incorporated by reference to Exhibit A of our Proxy Statement on Schedule 14A relating to our 2002 Annual Meeting of Stockholders filed on February 20, 2002).

      5.1  --  Opinion of Akerman Senterfitt.

     23.1  --  Consent of Deloitte & Touche LLP.

     23.2  --  Consent of Akerman Senterfitt (included in opinion filed as
               Exhibit 5.1).

     24.1 -- Powers of Attorney (included as part of the signature page hereto).